Exhibit 4.4

SPREADTRUM COMMUNICATIONS, INC.

FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

This Fourth Amended and Restated Members Agreement (the “Agreement”) is made as of May 9, 2007 by and among Spreadtrum Communications, Inc., a Cayman Islands company (the “Company”), and certain members of the Company, including the holders of the Company’s Series A Preference Shares (“Series A Shares”) as set forth on Exhibit A hereto (the “Series A Purchasers”), the holders of the Company’s Series B Preference Shares (“Series B Shares”) as set forth on Exhibit B hereto (the “Series B Purchasers”), the holders of the Company’s Series C Preference Shares (“Series C Shares”) as set forth on Exhibit C hereto (the “Series C Purchasers”), the holders of the Company’s Series D Preference Shares (“Series D Shares”) as set forth on Exhibit D hereto (the “Series D Purchasers”) and, with respect to Section 2 hereof, the founders as named herein (the “Founders”). The Series A Purchasers, the Series B Purchasers, the Series C Purchasers and the Series D Purchasers are hereinafter sometimes collectively referred to as the “Investors,” and each individually referred to as an “Investor.” The Series A Shares, the Series B Shares, the Series C Shares and the Series D Shares are hereinafter collectively referred to as “Preference Shares.”

R E C I T A L S

A. The Company, the Series A Purchasers, the Series B Purchasers, the Series C Purchasers, the Series D Purchasers and certain of the Founders entered into the Third Amended and Restated Members Agreement, dated as of September 29, 2006 (the “Prior Members Agreement”).

B Pursuant to Section 5.3 of the Prior Members Agreement, the Prior Members Agreement may be amended by written consent of the Company and the holders of more than 50% of the then outstanding Preference Shares and/or Ordinary Shares of the Company (“Ordinary Shares”) issued upon conversion of the Preference Shares; provided however, that (i) any amendment of Section 2 thereof which would have the effect of altering the rights of the holders of the Preference Shares shall not be effective unless approved by the holders of at least 60% of the then outstanding Preference Shares and/or Ordinary Shares issued upon conversion of the Preference Shares, and (ii) any amendment of any provision under Sections 2.2(c)-(e), (g) and Section 2.6 thereof which would have the effect of altering the rights of the holders of the Founders’ Shares (as defined therein for purposes of this recital) in relation to the rights of holders of other Registrable Securities (as defined therein for purposes of this recital) shall not be effective unless approved by the holders of a majority in interest of the Founders’ Shares held by or directly transferred from the Founders (as defined therein for purposes of this recital) then employed by or acting as a consultant to the Company.

NOW THEREFORE, the parties hereto agree as follows:

1.	Affirmative Covenants of the Company and the Investors.

1.1 Financial Information.

(a) Subject to Section 5.8 herein, the Company will mail the following reports (in accordance with the provisions set forth in Section 5.6 herein) to each Investor who, together with its Affiliates (as defined below), continues to hold at least 1,000,000 Preference Shares and/or Ordinary Shares issued upon conversion of the Preference Shares (appropriately adjusted for share splits, share dividends, recapitalizations and the like):

(i) As soon as practicable after the end of each fiscal year, and in any event within one hundred twenty (120) days thereafter, audited financial statements of the Company and its subsidiaries, if any, as of the end of such fiscal year. Such year-end financial statements shall be prepared in reasonable detail and in accordance with generally accepted accounting principles by an accountant of national standing.

(ii) If requested by such Investor, a budget adopted by the Company’s board of directors (the “Board of Directors”) for the next fiscal year.

(iii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, updates regarding the Company’s business in a form similar to the Financial Update (as defined in the Series D Preference Shares Purchase Agreement, dated as of September 29, 2006, by and among the Company and the Series D Purchasers (the “Series D Purchase Agreement”)).

(b) For purposes of determining the minimum holdings pursuant to this Section 1.1, any Investor shall be deemed to hold any Preference Shares originally purchased by such Investor and subsequently distributed or transferred to an Affiliate. If an Investor or its Affiliate is a partnership, or a limited liability company, and if the partnership or limited liability company is still in existence, the Company may satisfy any obligation to distribute reports to individual partners of the partnership or members of the limited liability company by delivering a single copy of each report to the partnership or limited liability company, as the case may be, as agent for the constituent partners or members.

(c) The rights granted pursuant to Section 1.1 may not be assigned or otherwise conveyed by the Investors or by any subsequent transferee of any such rights without the prior written consent of the Company except as authorized in this Section. If any Investor which is a partnership or a limited liability company dissolves, such partnership or limited liability company may assign the rights granted pursuant to this Section 1.1 to its constituent partners or members. An Investor may assign the rights granted pursuant to this Section 1.1 to a transferee or assignee in connection with any transfer or assignment of Preference Shares and/or Ordinary Shares by the Investor provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Company is given prompt notice of the transfer, (iii) such assignee or transferee agrees to be bound by the terms of this Agreement, and (iv) such assignee or transferee is 1) any partner or retired partner of any Investor which is a partnership (or any member or retired member of any Investor which is a limited liability company), 2) an Affiliate or 3) any family member or trust for the benefit of any individual holder (such transferee or assignee, a “Qualified Transferee”).

1.2 Inspection. The Company will afford to each Investor who, with its Affiliates, related individuals or entities, continues to hold at least 1,000,000 Preference Shares and/or Ordinary Shares issued on conversion of the Preference Shares (appropriately adjusted for share splits, share dividends, recapitalizations and the like), and to such Investor’s accountants, counsel and other representatives reasonably acceptable to the Company, reasonable access during normal business hours to all of the Company’s respective properties, books, contracts, commitments and records, including shareholder lists along with any information distributed to the Board of Directors. The Company also will furnish promptly to such Investors, as they may reasonably request, (i) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the requirements of federal and state securities laws, and (ii) all other information concerning its business, properties and personnel. Each Investor shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Investors may exercise their rights under this Section 1.2 only for purposes reasonably related to its interests under this Agreement and related agreements. Investors’ rights under this Section 1.2 may not be transferred other than to a Qualified Transferee. Notwithstanding any of the foregoing, the Company reserves the right at all times to deny any Investor access to certain materials and information of the Company if the Company’s management reasonably determines that disclosure of such materials or information to such Investor would likely (i) compromise the attorney-client privilege between the Company and its counsel, (ii) result in a material breach of a confidentiality agreement between the Company and a third party that is in effect at the time, (iii) result in a conflict of interest because such materials or information relates to a direct competitor of such Investor, or (iv) if the Board of Directors reasonably determines that disclosure of such materials and information would likely materially impair the interests of the Company.

1.3 Reservation of Ordinary Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of Preference Shares, all Ordinary Shares issuable from time to time upon such conversion.

1.4 Share Vesting. Unless otherwise approved by the Board of Directors, all options and other share equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such shares shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and (b) seventy-five percent (75%) of such shares shall vest on a monthly basis over the remaining three (3) years. With respect to any shares purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee shall have the option to purchase at cost any unvested shares held by such person.

1.5 Employment, Confidential Information and Invention Assignment Agreement. The Company shall require all employees and consultants to execute and deliver an Employment, Confidential Information and Invention Assignment Agreement substantially in the form attached as Exhibit F to the Series D Purchase Agreement.

1.6 Assignment of Right of First Refusal. Except with respect to the Company’s right of first refusal set forth in that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of September 29, 2006, by and among the Company, the Investors and certain other parties, in the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s charter documents, by contract or otherwise, the Company may, to the extent it may do so and in its sole discretion, assign such right of first refusal or right of first offer to the Investors. In the event of such assignment, each Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred. Each Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Investors at the time of such proposed transfer.

1.7 Director and Officer Liability Insurance. If the Company has not done so already, the Company shall acquire directors’ and officers’ liability insurance as early as reasonably practicable following the sale of Series D Shares pursuant to the Series D Purchase Agreement at commercially reasonable terms and with policy limits satisfactory to at least 60% of the members of the Board of Directors.

1.8 Termination of Covenants. The covenants set forth in Sections 1.1 through 1.7 shall terminate and be of no further force or effect on the earliest of: (i) the time of effectiveness of the Company’s first firm commitment underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), (ii) at such time when the Company becomes subject to the reporting provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) the merger or acquisition of the Company in which the consideration received is publicly traded securities and/or cash or (iv) the sale of all or substantially all assets of the Company.

2.	Registration Rights.

2.1 Restrictions on Transferability. The Preference Shares and the Conversion Shares (as defined below) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of Preference Shares will cause any proposed purchaser, assignee, transferee or pledgee of any such shares held by Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

2.2 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) “Affiliate” shall mean an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity of an Investor who, directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any partner, officer, director, member or manager and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more managers or general partners of or shares the same management company with such Investor.

(b) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(c) “Conversion Shares” means the Ordinary Shares issued or issuable pursuant to conversion of the Preference Shares, including the Warrant Shares.

(d) “Founders” means the individuals set forth on Exhibit E hereto.

(e) “Founders’ Shares” shall mean the 9,350,000 Ordinary Shares held by the Founders as of the date of this Agreement.

(f) “Holder” shall mean (i) any Investor holding Registrable Securities (including Preference Shares), (ii) any person holding Registrable Securities to whom the rights under this Section 2 have been transferred in accordance with Section 2.13 hereof, and (iii) with respect to any registration pursuant to Section 2.6 hereof, the Founders.

(g) “Initiating Holders” shall mean any Holders who in the aggregate hold at least 30% of the outstanding Registrable Securities.

(h) “Ordinary Share Warrants” shall mean warrants to purchase up to 1,556,120 Ordinary Shares issued to Series B Purchasers or their Affiliates.

(i) “Registrable Securities” means (i) the Conversion Shares and any Ordinary Shares of the Company issued or issuable in respect of the Conversion Shares upon any share split, share dividend, recapitalization, or similar event, or any Ordinary Shares otherwise issuable with respect to the Conversion Shares and (ii) with respect to any registration pursuant to Section 2.6 hereof, the Founders’ Shares and any Ordinary Shares issued in respect to such shares upon any share split, share dividend, recapitalization, or similar event, or any Ordinary Shares otherwise issued or issuable with respect to such shares; provided, however, that Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in a single sale in the opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

(j) The terms “register,” “registered” and “registration” refer to (i) a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, or (ii) in the context of a public offering in a jurisdiction other than the United States, a registration, qualification or filing under the applicable securities laws of such other jurisdiction.

(k) “Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2.5, 2.6 and 2.7 hereof, including,

without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders (not to exceed US$25,000).

(l) “Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.3 hereof.

(m) “Selling Expenses” shall mean all underwriting discounts, selling commissions and share transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

(n) “Warrant Shares” shall mean the Ordinary Shares issued or issuable upon exercise of the Ordinary Share Warrants.

2.3 Restrictive Legend. Each certificate representing (i) Preference Shares, (ii) the Conversion Shares and (iii) any other securities issued in respect of the Preference Shares or the Conversion Shares upon any share split, share dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.4 below) be stamped or otherwise imprinted with one or more of the legends substantially in the following form (in addition to any legend required under applicable federal, state, local or non-U.S. law), provided that only certificates representing shares acquired by non-U.S. Purchasers (as defined in the Series D Purchase Agreement) shall have endorsed thereon the legend in subsection (b) below:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR (B) PURSUANT TO RULE 144, OR (C) IN THE OPINION OF THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

(b) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THESE SHARES IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES, TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THESE SHARES

(THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (E) OUTSIDE THE UNITED STATES, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULES 904 AND 905 UNDER THE ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE); AND (3) AGREES THAT IT WILL GIVE EACH PERSON TO WHOM THESE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SHARES PURSUANT TO CLAUSES (C), (D) OR (F) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS ‘OFFSHORE TRANSACTION,’ ‘UNITED STATES,’ AND ‘U.S. PERSON’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK UP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”), FOR ITS INITIAL PUBLIC OFFERING, AND A LOCK-UP PERIOD OF UP TO 90 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE ACT FOR A PUBLIC OFFERING SUBSEQUENT TO ITS INITIAL PUBLIC OFFERING AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH LOCK UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

Each Investor and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preference Shares or the Ordinary Shares in order to implement the restrictions on transfer established in this Section 2.

2.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by the holder to any of its Affiliates, or (iii) in transactions in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”)), unless there is in effect a registration statement under the Securities Act or any applicable non-U.S. securities law (a “Non-U.S. Law”) covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail. If requested in writing by the Company, such holder shall also provide, prior to the proposed transfer and at such holder’s expense, either (i) a written opinion of legal counsel whose legal opinion shall be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or Non-U.S. Law, or (ii) a

“no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The transferees shall be bound by the obligations of the transferor in this Agreement and other shareholder agreements, including the Standoff Agreement set forth in Section 2.14 below. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in Section 2.3 above, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for such holder and the Company such legends are not required in order to establish compliance with any provision of the Securities Act or Non-U.S. Law.

2.5 Requested Registration.

(a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to all or a part of the Registrable Securities, the aggregate proceeds of which, net of underwriting discounts and selling commissions, equal or exceed US$5,000,000, the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company;

Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(2) Prior to six (6) months after the effective date of the Company’s first registered public offering of its equity securities in the jurisdiction in which the Initiating Holders have requested such registration be effected or two (2) years following the Closing Date (as defined in the Series D Purchase Agreement), whichever is earlier;

(3) In any jurisdiction other than (A) the jurisdiction(s) in which the Company has already effected a registered public offering of its equity securities, or (B) if either (i) the Initiating Holders are precluded from exercising their rights under both Sections 2.5 and 2.6 by reason of Section 2.5(a)(ii)(7) and the proviso in Section 2.6(a), respectively, or (ii) the Company has not effected a registered public offering of its equity securities in any jurisdiction, the United States;

(4) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(5) After the Company has effected two such registrations pursuant to this subparagraph 2.5(a), and such registrations have been declared or ordered effective;

(6) If the Initiating Holders may dispose of shares of Registrable Securities pursuant to a registration statement on Form S-3 or Form F-3 pursuant to a request made under Section 2.7 hereof; or

(7) In the event the Initiating Holders have requested a registration to be effected in a jurisdiction other than the United States, to the extent the Board of Directors determines in its sole discretion that such registration would impose materially more burdensome or costly obligations on the part of the Company as compared to those to which the Company would be subject had the request been for a registration to be effected in the United States.

(b) Underwriting. In the event that a registration pursuant to Section 2.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder’s participation in the underwriting arrangements required by this Section 2.5, and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to reasonable approval of a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 2.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration.

2.6 Company Registration.

(a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) any first registered public offering of the Company in any jurisdiction, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder;

provided, however, that if such registration (and any related qualification under blue sky laws or other compliance) is to be effected in a jurisdiction other than the United States, the Company shall not be obligated to take any action pursuant to this Section 2.6 to the extent the Board of Directors determines in its sole discretion that the Company would be subject to materially more burdensome or costly obligations as compared to those to which it would be subject if the registration were to be effected in the United States.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.6(a)(i). In such event the right of any Holder to registration pursuant to Section 2.6 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in, such registration and underwriting. No such reduction shall reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of securities included in such registration. The Founders’ Shares shall be excluded from registration prior to the exclusion of the Investors’ Shares. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holder at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. Selling Expenses of such withdrawn registration shall be borne by the Company.

2.7 Registration on Form S-3 or Form F-3.

(a) If any Holder or Holders who holds in excess of 2% of the Company’s outstanding Ordinary Shares (including Ordinary Shares issued or issuable upon conversion or exercise of all convertible or exercisable securities then outstanding) request that the Company file a registration statement on Form S-3 or Form F-3 (or any successor form to Form S-3 or Form F-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed US$3,000,000, and the Company is a registrant entitled to use Form S-3 or Form F-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as such Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than two registrations pursuant to this Section 2.7 in any twelve (12) month period. The Company shall inform other Holders of the proposed registration and offer them the opportunity to participate. The substantive provisions of Section 2.5(b) shall be applicable to each registration initiated under this Section 2.7.

(b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); or (iii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of a registration initiated by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith.

2.8 Expenses of Registration. All Registration Expenses incurred in connection with all registrations pursuant to Sections 2.5, 2.6 and 2.7 shall be borne by the Company, provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.5; provided further however, that if the requested registration is withdrawn and at the time of such withdrawal the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.5. All Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

2.9 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(g) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.10 Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors, trustees and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or any other federal, state or foreign securities law or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, trustees and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by any Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus or free writing prospectus on file with the Commission at the time the registration statement becomes effective, such indemnity agreement shall not inure to the benefit of a Holder or underwriter, if any, if an amended prospectus is filed with the Commission and delivered pursuant to the Securities Act at or prior to the time of sale (including, without limitation, a contract of sale, and as further contemplated by Rule 159 of the Securities Act) to such person asserting the loss, liability, claim or damage.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, trustees and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, trustees, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus or free writing prospectus on file with the Commission at the time the registration statement becomes effective, such indemnity agreement shall not inure to the benefit of a Holder or underwriter, if any, if an amended prospectus is filed with the Commission and delivered pursuant to the Securities Act at or prior to the time of sale (including, without limitation, a contract of sale, and as further contemplated by Rule 159 of the Securities Act) to such person asserting the loss, liability, claim or damage; provided, further, that the indemnity agreement contained in this Section 2.10(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the proceeds of the shares sold by such Holder, less any applicable underwriting discounts and commissions; provided, however, such limitation shall not apply in the case of willful fraud by such Holder.

(c) Each party entitled to indemnification under this Section 2.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall have the option to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No claim may be settled without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Subsection 2.10(d) exceed the net proceeds from the public offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and the Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.11 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

2.12 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Ordinary Shares of the Company, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act.

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) So long as the Investor owns any Restricted Securities, to furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public in the United States), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing the Investor to sell any such securities without registration.

2.13 Transfer of Registration Rights. The rights to cause the Company to register securities granted Investor under Sections 2.5, 2.6 and 2.7 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Investor provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) the Company is given prompt notice of the transfer, (iii) such assignee or transferee agrees to be bound by the terms of this Agreement, and (iv) such assignee or transferee is 1) any partner or retired partner of any Holder which is a partnership (or any member or retired member of any Holder which is a limited liability company), 2) any Affiliate of any Holder, 3) any family member or trust for the benefit of any individual holder, or 4) any transferee who holds at least 1,000,000 shares of the Company’s Registrable Securities (appropriately adjusted for share splits, share dividends, recapitalizations and the like).

2.14 Standoff Agreement.

(a) In connection with the Company’s initial public offering of its equity securities pursuant to (i) a registration statement filed under the Securities Act or (ii) securities laws applicable to an offering of securities in a jurisdiction other than the United States, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Investors shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be reasonably requested by the Company or such underwriters; provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements.

(b) In connection with any public offering of the Company’s equity securities subsequent to the first registered public offering of the Company’s equity securities in any jurisdiction pursuant to (i) a registration statement filed under the Securities Act or (ii) securities laws applicable to an offering of securities in a jurisdiction other than the United States (a “Follow-On Offering”), upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Investors shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities eligible for inclusion, but not included, in such Follow-On Offering pursuant to Section 2.6 above without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed ninety (90) days) from the effective date of such Follow-On Offering as may be reasonably requested by the Company or such underwriters; provided that all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities enter into similar agreements.

2.15 Delay. If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its members for a registration statement to be filed in the near future, then the Company’s obligation to use its best efforts to register, qualify or comply under Sections 2.5 or 2.7 shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Initiating Holders.

2.16 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.5 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 2.5 or within 120 days after the effective date of any registration effected pursuant to Section 2.5.

2.17 Termination. The rights to cause the Company to register securities granted Investor under Sections 2.5, 2.6 and 2.7 shall expire (i) at such time as such Holder owns securities constituting less than 1% of the outstanding voting shares of the Company and is able to dispose of all such securities in one three-month period pursuant to Rule 144, or (ii) five years after the Company’s initial public offering of its securities on any public stock exchange in the United States or Hong Kong.

3.	Right of First Offer.

3.1 Right of First Offer. Subject to the terms and conditions specified in this Section 3.1, the Company hereby grants to each Investor who, with its Affiliates, continues to hold at least 1,000,000 Preference Shares and/or Ordinary Shares issued upon conversion of the Preference Shares (appropriately adjusted for share splits, share dividends, recapitalizations and the like), a right of first offer to purchase its Pro Rata Share (as hereinafter defined) (in whole or in part) with respect to future sales by the Company of New Securities (as hereinafter defined). Each such Investor shall be entitled to assign or apportion the right of first offer hereby granted it among itself and its Affiliates in such proportions as it deems appropriate. For purposes of this Section 3.1, an Investor’s “Pro Rata Share” shall mean that number of New Securities that equals the ratio that (i) the number of Ordinary Shares issuable or issued upon conversion of the Preference Shares held by such Investor bears to (ii) the total number of Ordinary Shares of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities, whether vested or unvested, then outstanding).

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its shares (“New Securities”), the Company shall first make an offering of such New Securities to each such Investor described above in accordance with the following provisions:

(a) The Company shall deliver a notice by confirmed facsimile transmission, certified mail or a nationally recognized overnight courier service (“Notice”) to each of such Investors stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and a summary of the terms, if any, upon which it proposes to offer such New Securities.

(b) By written notification received by the Company within ten (10) business days after receipt of the Notice, each such Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to its Pro Rata Share of such New Securities.

(c) If all New Securities that such Investors are entitled to obtain pursuant to subsection 3.1(b) are not elected to be obtained as provided in subsection 3.1(b) hereof, the Company may, during the seventy-five (75) day period following the expiration of the period provided in subsection 3.1(b) hereof, offer the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within forty-five (45) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to such Investors in accordance herewith.

(d) The right of first offer in this Section 3.1 shall not be applicable to any Ordinary Shares issued or issuable: (i) upon conversion of Preference Shares; (ii) as a dividend or distribution on Ordinary Shares or Preference Shares; (iii) to employees, directors or consultants pursuant to stock option or restricted stock purchase plans or agreements approved by at least 60%

of the members of the Board of Directors, provided that the aggregate number of such Ordinary Shares issued from time to time does not at any time exceed 30% of the total number of Ordinary Shares outstanding on an as-if converted and fully diluted basis (which total shall include all Ordinary Shares reserved for issuance pursuant to a stock option plan, restricted stock purchase plan or similar equity plan approved by the Board of Directors); (iv) to the public pursuant to an effective registration statement under the Securities Act; (v) pursuant to a merger, consolidation, acquisition or similar business combination approved by at least 60% of the members of the Board of Directors; (vi) upon the exercise of the Ordinary Share Warrants; (vii) to banks, equipment lessors or other financial institutions or individuals in connection with a commercial leasing or debt financing transaction approved by at least 60% of the members of the Board of Directors; (viii) in connection with the acquisition of patents or other intellectual property assets in transactions approved by at least 60% of the members of the Board of Directors; and (ix) in connection with a share split, share dividend, recapitalization or similar transaction.

3.2 Termination of Right. The right of first offer granted hereunder shall expire upon the first to occur of the following: (i) the closing of the first public offering of the Ordinary Shares to the general public which is effected pursuant to (a) a registration statement filed with, and declared effective by, the Commission under the Securities Act or (b) the securities laws applicable to an offering of securities in Hong Kong; (ii) as to each Investor, if such Investor, along with its Affiliates, no longer holds 1,000,000 Preference Shares and/or Ordinary Shares issued upon conversion of the Preference Shares (appropriately adjusted for share splits, share dividends, recapitalizations and the like); or (iii) an acquisition of the Company by merger, consolidation, sale of substantially all of the assets thereof or other reorganization whereby the Company and its shareholders own less than a majority of the voting power of the surviving or successor corporation.

4.	Board Observer Rights.

4.1 Rights of Observer. The Company shall permit a representative of New Enterprise Associates 11, a limited partnership and its Affiliates (“NEA”) (the “Observer”) to attend each meeting of the Board of Directors (including any meetings occurring by telephone or other means), and to participate in all discussions during each such meeting (but not to vote on any matter). The Company shall send to the Observer notice of the time and place of each meeting in the same manner and at the same time as it shall send such notice to its directors. The Company shall also provide to the Observer copies of all other notices and all reports in the same manner and at the same time as such notices and reports are provided to its directors. The Observer shall initially be Paul Hsiao.

4.2 Limitation of Rights. The Company reserves the right to exclude the Observer from any meeting or portion thereof, and deny access to any material, if the Company believes that such exclusion or denial of access is reasonably necessary: (i) to preserve the attorney-client privilege between the Company and its counsel; (ii) to prevent a material breach of a confidentiality agreement between the Company and a third party that is in effect at the time; (iii) to prevent disclosure of information which the Board of Directors reasonably determines would result in a conflict of interest for the Company; or (iv) for any other reason, as determined in the reasonable discretion of the Board of Directors, to prevent material impairment to the interests of the Company.

4.3 Transferability and Termination. The rights described in this Section 4 may not be assigned or transferred except (x) upon the written consent of the Company and the consent of a majority in interest of the Preference Shares and/or Ordinary Shares issued upon conversion of the Preference Shares, such consent not to be unreasonably withheld, or (y) to a Qualified Transferee of NEA. The rights described in this Section 4 shall terminate and be of no further force and effect upon the earliest to occur of: (i) the consummation of the Company’s initial public offering; or (ii) at such time NEA holds, directly or indirectly, less than 5,000,000 Ordinary Shares (appropriately adjusted for share splits, share dividends, recapitalizations and the like).

5.	Miscellaneous.

5.1 Term and Termination. Section 1 of this Agreement shall terminate in accordance with Section 1.8; the registration rights granted pursuant to Section 2 shall terminate in accordance with Section 2.17; Section 3 shall terminate in accordance with Section 3.2; and Section 4 shall terminate in accordance with Section 4.3.

5.2 Waivers and Amendments. With the written consent of the Investors holding more than 50% of the then outstanding Preference Shares and/or Ordinary Shares issued upon conversion of the Preference Shares, the obligations of the Company and the rights of the Investors under this Agreement may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that (i) any amendment, waiver, discharge or termination of any provision under Section 2 which would have the effect of altering the rights of the holders of the Preference Shares shall not be effective unless approved by the holders of at least 60% of the then outstanding Preference Shares and/or Ordinary Shares issued upon conversion of the Preference Shares; (ii) any amendment, waiver, discharge or termination of any provision under Sections 2.2(c)-(e), (g) and Section 2.6 hereof which would have the effect of altering the rights of the holders of the Founders’ Shares in relation to the rights of holders of other Registrable Securities shall not be effective unless approved by the holders of a majority interest of the Founders’ Shares held by or directly transferred from Founders then employed by or acting as a consultant to the Company and (iii) any amendment, waiver, discharge or termination of any provision that adversely affects one Investor in a manner that is different from its effect on all other Investors shall require the written consent of such adversely affected Investors; and provided, further, that any amendment, waiver, discharge or termination of any provision under Section 4 hereof shall not be effective unless approved by NEA or any permitted transferee pursuant to Section 4.3. Upon the effectuation of each such waiver, consent, agreement, amendment or modification the Company shall promptly give written notice thereof to the record holders of the Preference Shares or Conversion Shares who have not previously consented thereto in writing. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

5.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed within California.

5.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.5 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

5.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid in the U.S. or by overnight courier to overseas, or otherwise delivered by hand or by messenger, addressed (i) if to an Investor, at the Investor’s address, as shown on Exhibit A, Exhibit B, Exhibit C or Exhibit D hereto, or at such other address as the Investors shall have furnished to the Company in writing, or (ii) if to any other holder of any shares subject to this Agreement, including the Founders, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (iii) if to the Company, one copy to the address set forth beneath the Company’s signature below and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Investors, with a second copy to Carmen Chang, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by overnight courier, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

5.7 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5.8 Information Confidential. Each Investor will hold in strict confidence and will not use, except for purposes of enforcing their rights under and making investment decisions relating to this Agreement, any confidential information about the Company (which shall include, but is not limited to, any information provided to Investors pursuant to Sections 1.1 and 1.2 hereof) or its business received from the Company except information (i) which the Company authorizes the Investors to use or disclose, (ii) which is known to the Investors prior to its disclosure by the Company, (iii) which is disclosed to the Investors by a third party without breach of any confidentiality obligation, (iv) which becomes generally known in the industry through no fault of the Investors, (v) which an Investor is required to disclose pursuant to any partnership agreement to which the Investor is a party or (vi) which Investors are compelled by law to reveal. Investor will not use such information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any person, except as permitted herein. Any Investor which is a partnership shall be allowed to disclose confidential information received from the Company about the Company or its business to partners of such Investor provided that such partners shall be subject to the restrictions set forth in this Section 5.8 and that the partnership shall be obligated to inform the partners of their individual obligations.

5.9 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.11 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Investor of any breach or default under this Agreement, or any waiver by the Investor of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

5.12 Share Splits. All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any share split, share dividend or other change in the Company’s capital which may be made by the Company after the date of this Agreement.

5.13 Aggregation of Shares. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For the avoidance of doubt, all Investors affiliated with Fortune Venture Investor Group (the “Fortune Investors”) are listed in Exhibit F hereto. The Company and each of the Fortune Investors hereby agree that any time the Company is obligated to deliver to the Fortune Investors financial information pursuant to Section 1.1 or a Notice pursuant to Section 3, the Company shall be deemed to have satisfied its obligations with respect to all Fortune Investors upon delivery of such financial information or Notice, as applicable, to the first two (2) entities listed in Exhibit F.

5.14 Amendment of Prior Members Agreement. The Prior Members Agreement is hereby amended and superseded in its entirety and restated in this Agreement. Such amendment and restatement is effective upon execution of this Agreement by (i) the Company, (ii) the holders of at least a majority in interest of the Preference Shares outstanding as of the date of this Agreement, (iii) holders of at least 60% of Preference Shares outstanding as of the date of this Agreement, and (v) holders of a majority interest of the Founders’ Shares (as defined in the Prior Members Agreement for purposes of this Section 5.14) held by or directly transferred from Founders (as defined in the

Prior Members Agreement for purposes of this Section 5.14) employed by or acting as a consultant to the Company. Upon such execution, all provisions of, rights granted and covenants made in the Prior Members Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Members Agreement as of the date first written above.

“THE COMPANY”

SPREADTRUM COMMUNICATIONS, INC.

By:
Name:
Title:

Address:

“FOUNDERS”

(Print Name)

(Signature)

(Print Name and title of signatory, if applicable)

“INVESTORS”

(Print Name)

(Signature)

(Print Name and title of signatory, if applicable)

SIGNATURE PAGE TO

FOURTH AMENDED AND RESTATED MEMBERS AGREEMENT

EXHIBIT A

SERIES A PURCHASERS

Name and Address of Series A Purchaser	Number of Series A Shares
Central Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	555,555
Chang, Chien-Chun 1F, No. 8, Jhongtai E. Road North District, Taichung City 404 Taiwan, R.O.C. Tel: +886-4-2206-0828 ext. 105	140,000
Chen, Datong 34366 Quartz Terrace Fremont, CA 94555	111,111
Chen, Yueh-Mei c/o Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	10,000
China Science & Cosco IT Venture Capital Co., Ltd Simmonds Building, Wickhams Cay 1 P.O. Box 961, Road Town, Tortola British Virgin Islands	1,000,000
Communication Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	1,111,111
Evertech Investment International Corp. 4176 Bell Common Fremont, CA 94536 Attn: Liang Zheng	97,402
Fan, Renyong 936 September Dr. Cupertino, CA 95014	22,222
Fortis Private Equity Asia Fund N.V. c/o Fortis Private Equity Attn: Thomas Chen 18/F Fortis Bank Tower 77-79 Gloucester Road Hong Kong Tel: +852-2823-0959	394,805

Name and Address of Series A Purchaser	Number of Series A Shares
Fortune Asia Fund I Ltd. Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	125,866
Fortune Technology Fund I Ltd. Attn: Mr. Tay Koon Chuan 50 Raffles Place #16-03 Singapore Land Tower Singapore 048623 Tel: +65-6238-1911	333,333
Fortune Technology Fund II Ltd. Attn: Mr. Tay Koon Chuan 50 Raffles Place #16-03 Singapore Land Tower Singapore 048623 Tel: +65-6238-1911	318,578
Fortunetech Seed Fund Ltd. Attn: Philip Wang 2900 Lakeside Dr., Suite 223 Santa Clara, CA 95054	2,472,222
General Tech Investment Incorporated P.O. Box 2320 El Cerrito, CA 94530 Attn: Rong Xu	97,403
Golden Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	555,555
Huang, Feng-Ching 9F-1, No. 15 Chang Chung Rd. Taipei 104, Taiwan, R.O.C.	666,666
Huang, Hsi-Hu 9F-1, No. 15 Chang Chung Rd. Taipei 104, Taiwan, R.O.C.	222,222
Huang, Wen-Chu 9F-1, No. 15 Chang Chung Rd. Taipei 104, Taiwan, R.O.C.	222,222
Ji, Jin 821 Louise Dr. Sunnyvale, CA 94087	22,222
Kuo, Chin-Jung c/o Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	8,000
Lee, Tsong-Jung 9F-1, No. 15 Chang Chung Rd. Taipei 104, Taiwan, R.O.C.	222,222

Name and Address of Series A Purchaser	Number of Series A Shares
Ling, Kuo-Rong No. 33, Lane 400, Ming-Hu Road Hsinchu, Taiwan, R.O.C.	225,339
National Venture Capital Corporation Attn: Marco Tu 8F, No. 53 Po-Ai Road Taipei 100, Taiwan, R.O.C.	400,000
NCTU Spring I Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	555,555
Orientech Investment Inc. 21192 Gardena Drive Cupertino, CA 95014 Attn: Li Heju	49,062
Peng, Hsiao-Chen c/o Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	50,000
S.I. Technology Venture Capital Limited Attn: Leung Lin Cheong 26/F, Harcourt House 39 Gloucester Road Wanchai, Hong Kong Tel: +852-2821-3909	1,000,000
Silverose Enterprises Limited PortcullisTrustNet Chambers P.O. Box 1225 Apia, Samoa Mailing Address: Silverose Enterprises Limited c/o Inventec Appliances Corporation Attn: Arnold Gia-Shuh Jang No. 37, Wugong 5th Road, Wugu Industrial Park Wugu Hsiang, Taipei 248, Taiwan, R.O.C.	1,000,000
Sinoventure Holding Limited Attn: Brian C. Keng 8F, No. 189, Sec. 2 Keelong Road Taipei, Taiwan	111,111
Synopsys, Inc. 700 E. Middlefield Road Mountain View, CA 94043	1,076,383
Tang, Yu-Mei 9F-1, No. 15 Chang Chung Rd. Taipei 104, Taiwan, R.O.C.	222,222

Name and Address of Series A Purchaser	Number of Series A Shares
Titan Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	555,555
Tsao, Chih-Kang #11, Lane 5, Li-San Street Hsinchu, Taiwan, R.O.C.	225,290
Tsinghua Technology Ventures, Inc. 15/F, Block A, Innovation Plaza Tsinghua Science Park, Haidian District Beijing, PRC 100084	64,935
Wang, Philip 20653 Greenleaf Dr. Cupertino, CA 95014	50,000
Wu, Ping 10601 N. Portal Ave. Cupertino, CA 95014	44,444
Yeh, Shu-Min 9F-1, No. 15 Chang Chung Rd. Taipei 104, Taiwan, R.O.C.	222,222
Zhang, Geng 303 Anacapa Irvine, CA 92602	51,948
Zhang, Xiang 12022 Dapple Ct. San Diego, CA 92128	22,222

Total	14,635,005

EXHIBIT B

SERIES B PURCHASERS

Name and Address of Series B Purchaser	Number of Series B Shares
An, Jiu 4857 Bela Drive San Jose, CA 95129	50,000
Aster Venture Capital Corp. Attn: Brian Hsing Asterventure 8FL, No. 148 Sung-Chiang Road Taipei, Taiwan R.O.C.	533,333
Central Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	300,000
Chang, Chien-Chun 1F, No. 8, Jhongtai E. Road North District, Taichung City 404 Taiwan, R.O.C. Tel: +886-4-2206-0828 ext. 105	120,000
Chang, Hsuan-Lung #11, Lane 5, Li-san Street Hsinchu, Taiwan, R.O.C.	134,111
Chen, Datong 34366 Quartz Terrace Fremont, CA 94555	400,000
Chen, Tsung-Li 5819 Kingsmill Terrace Dublin, CA 94568	88,000
Chen, Tsung-Lung and Shing Shiung Bessie Wei 1073 Grayson Way Milpitas, CA 95035	40,000
China Science & Cosco IT Venture Capital Co., Ltd Simmonds Building, Wickhams Cay 1 P.O. Box 961, Road Town, Tortola British Virgin Islands	1,000,000
Chou, Hsun Kwei and Aiko Chou Living Trust 13211 W. Sunset Drive Los Altos Hills, CA 94022	133,333
Communication Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	500,000
DeSouza, Alwyn 7267 Alameda Ave. Goleta, CA 93117	100,000

Name and Address of Series B Purchaser	Number of Series B Shares
Emerging Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	300,000
Evertech Investment International Corp. 4176 Bell Common Fremont, CA 94536 Attn: Liang Zheng Attn: Liang Zheng	72,931
First Top Technologies Ltd. 3033 Alexander Ave. Santa Clara, CA 95051	129,505
Fortis Private Equity Asia Fund N.V. c/o Fortis Private Equity Attn: Thomas Chen 18/F Fortis Bank Tower 77-79 Gloucester Road Hong Kong Tel: +852-2823-0959	105,195
Fortune IC Fund I Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	500,000
Fortune Technology Fund I Ltd. Attn: Mr. Tay Koon Chuan 50 Raffles Place #16-03 Singapore Land Tower Singapore 048623 Tel: +65-6238-1911	333,333
Fortune Technology Fund II Ltd. Attn: Mr. Tay Koon Chuan 50 Raffles Place #16-03 Singapore Land Tower Singapore 048623 Tel: +65-6238-1911	266,667
General Tech Investment Incorporated P.O. Box 2320 El Cerrito, CA 94530 Attn: Rong Xu	60,000
Global Mega Holdings Limited Room 601, Tower B, Beijing Chuang Ye Da Sha, NO. 11 An Xiang Bei Li, Chao Yang District, Beijing 100101, China Tel: (86 10) 6484-6570 ext. 288	49,505

Name and Address of Series B Purchaser	Number of Series B Shares
Golden Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	300,000
Grade Investment Corp. 2075 O’Toole Ave. San Jose, CA 95131 Attn: Connie Lu	66,667
Grand Cathay & Fortune Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	300,000
H Hi-Tech Investment Holdings Ltd. Attn: Brian Hsing Asterventure 8FL, No. 148 Sung-Chiang Road Taipei, Taiwan R.O.C.	133,333
Huan, Shuye 2310 Columbia Street Palo Alto, CA 94306	20,000
IP Fund One, L.P. Attn: Sandy Yeh Room 1802, 168 Xizang Zhong Lu Shanghai, China 200001 Tel: +86-21-6386-8708 ext. 21	2,000,000
L & K Co., Ltd. Attn: Brian Hsing Asterventure 8FL, No. 148 Sung-Chiang Road Taipei, Taiwan R.O.C.	133,333
Legend New-Tech Investment Limited Attn: Hao Chen 10th FL, Tower A Raycom Info. Tech Center No. 2 Ke Xue Yuan Nan Lu Zhong Guan Cun, Haidian District Beijing, P.R.C. 100080 (PO Box: 8758) Tel: +86-10-6250-9999	1,000,000
Legend Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	300,000
Lin, Jin-Long 52 Castro Lane Fremont, CA 94539	66,667

Name and Address of Series B Purchaser	Number of Series B Shares
Ling, Kuo-Rong No. 33, Lane 400, Ming-hu Road Hsinchu, Taiwan, R.O.C.	233,148
Liu, Jianguo 1024 Hull Lane Foster City, CA 94404	220,000
Liu, Jun 19400 De Havilland Drive Saratoga, CA 95070	20,000
Margaret Liu Trust 2/15/95 Attn: Margaret Liu 765 Market Street, #31A San Francisco, CA 94103	266,667
Ma, Guolin 428 South Third Street Tucson, AZ 85719	50,000
Ma Teng, Mei-Dih c/o Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	61,213
Meng, Shih Hsiung Attn: Brian Hsing Asterventure 8FL, No. 148 Sung-Chiang Road Taipei, Taiwan R.O.C.	26,667
Mo, Baoci 15159 Montalvo Rd. Saratoga, CA 95070	150,000
Mo, Mary 15159 Montalvo Rd. Saratoga, CA 95070	150,000
Mo, Michael 20171 Rancho Bella Vista Saratoga, CA 95070	150,000
Mok, Wesley 3977 Carmel Way San Leandro, CA 94578	100,000
National Venture Capital Corporation Attn: Marco Tu 8F, No. 53 Po-Ai Road Taipei 100, Taiwan, R.O.C.	400,000
NCTU Spring I Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	300,000
Ni, Chi-Liang 17 Narcissus Court Danville, CA 94506	20,000

Name and Address of Series B Purchaser	Number of Series B Shares
Ni, Chi-Tsai 17 Narcissus Court Danville, CA 94506	20,000
Northern Light Partners Fund, L.P. Attn: Jeffrey Lee 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	32,666
Northern Light Strategic Fund, L.P. Attn: Jeffrey Lee 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	52,001
Northern Light Venture Fund, L.P. Attn: Jeffrey Lee 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	248,667
Orientech Investment Inc. 21192 Gardena Drive Cupertino, CA 95014 Attn: Li Heju	40,493
Pacific Rim Capital, LLC Attn: T. Chester Wang 27101 Horseshoe Lane Lost Altos Hills, CA 94022	33,333
Pacific Technology Advisors, LDC Attn: Paul Wang or Suzie Wu #3705, CITIC Square 1168 Nan Jing Xi Lu Shanghai, China, P.R.C. 200041 Tel: 86-21-5292-5811	379,327
Pacific Technology Partners, L.P. Attn: Paul Wang or Suzie Wu #3705, CITIC Square 1168 Nan Jing Xi Lu Shanghai, China, P.R.C. 200041 Tel: 86-21-5292-5811	2,287,340
Pacific United Technology, L.P. Attn: Paul Wang or Suzie Wu #3705, CITIC Square 1168 Nan Jing Xi Lu Shanghai, China, P.R.C. 20004 Tel: 86-21-5292-5811	1,333,333
Pan, Wei-Zen 18893 Bellgrove Circle Saratoga, CA 95070	133,333
Pan-Pacific Venture Capital Co., Ltd. Attn: Stanley Yen 6F, No. 21, Lane 120 Neihu Road, Section 1 Taipei, 114, Taiwan, R.O.C.	670,000
Parawin Venture Capital Corp. Attn: Vivian Shao 11F-1, No. 89, Sung-Jen Road Taipei, Taiwan, R.O.C. Tel: +886-2-8788-3998 ext. 113	1,333,333

Name and Address of Series B Purchaser	Number of Series B Shares
Popular World Limited 1233, East Wing Beijing Junefield Plaza, No. 6 Xuanwumenwai Street Beijing 100052, PRC	200,000
Rainbow Family Trust Attn: David D. Tsang 21677 Rainbow Drive Cupertino, CA 95014	33,333
S.I. Technology Venture Capital Limited Attn: Leung Lin Cheong 26/F, Harcourt House 39 Gloucester Road Wanchai, Hong Kong Tel: +852-2821-3909	1,000,000
Shanghai Hua Hong Int’l Inc. Attn: Xia Zhong Rui 4675 Stevens Creek Blvd., Suite 125 Santa Clara, CA 95051	1,000,000
Shao, Chang-Yu 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C.	10,000
Shao, Xiaofeng 448 Palmetto Drive Sunnyvale, CA 94086	133,333
She, Hsiao-Chien #11, Lane 5, Li-san St. Hsinchu, Taiwan, R.O.C.	100,000
Shen, Tieh-Hwa c/o Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	20,000
Sun, Xiaolin 5683 Stonecliff Vista Lane Pleasanton, CA 94566	20,000
Titan Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	300,000
Tsai, Nicholas Nainren and Chi Tien Tsai 1723 St. Helena Drive Danville, CA 94526	12,000
Tsao, Chih-Kang #11, Lane 5, Li-san Street Hsinchu, Taiwan, R.O.C.	233,148

Name and Address of Series B Purchaser	Number of Series B Shares
Tsinghua Technology Ventures, Inc. Attn: Qingkuai Lin 15/F, Block A, Innovation Plaza Tsinghua Science Park, Haidian District Beijing, PRC 100084 Tel: +86-10-8215-0088 ext. 30903	35,065
Tsinghua Unisplendour (H.K.) Co., Ltd. Flat F, 13/F, Fu Wai Court, Fortress Garden 32 Fortress Hill Road, North Point Hong Kong	300,000
UMC Capital Corporation Attn: Daisy Chang 488 DeGuigne Drive Sunnyvale, CA 94085	1,333,333
Versatile Venture Capital II, LLC Attn: Jun Li 583 Enos St. Fremont, CA 94539	133,333
Vertex Technology Fund (III) Ltd. Attn: Tham Sin Hui 51 Cuppage Road #10-08 Starhub Centre Singapore 229469 Tel: +65-6828-8050	2,666,667
Wang, Chung-Shih c/o Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	10,000
Wang, May 1357 Lillian Ave. Sunnyvale, CA 94087	20,000
Wong, Diana 12354 Priscilla Ln. Lost Altos Hills, CA 94022	20,000
Xu, George 691 Timberpine Ave. Sunnyvale, CA 94086	30,000
Xu, Wen P.O. Box 2320 El Cerrito, CA 94530	52,597
Yen, Kevin 1052 Arlington Lane San Jose, CA 95129	20,000
Ying, Liu Room 1004, Bldg. No. 15 Hua Qing Jia Yuan Wu Dao Kou Street, Haidian District Beijing 100084 P.R.C.	150,000
Zhai, Dalun 48600 Spokane Court Fremont, CA 94539	10,000

Name and Address of Series B Purchaser	Number of Series B Shares
Zhang, Geng 303 Anacapa Irvine, CA 92602	28,052
Zhu, Xianing 10554 Santa Lucia Road Cupertino, CA 95014	16,666

Total	26,134,961

EXHIBIT C

SERIES C PURCHASERS

Name and Address of Series C Purchaser	Number of Series C Shares
Chen, Datong 34366 Quartz Terrace Fremont, CA 94555	190,100
CMF Technology Fund I Ltd. Attn: Mr. Hongbin Liu or Mr. George Li Suite 1115, Lippo Plaza 222 Central Huai Hai Road Shanghai, China 200021 Tel: +86-21-53965589 or +852-28570388	2,058,000
Fortune Technology Fund I Ltd. Attn: Mr. Tay Koon Chuan 50 Raffles Place #16-03 Singapore Land Tower Singapore 048623 Tel: +65-6238-1911	121,814
Fortunetech Seed Fund Ltd. Attn: Philip Wang 2900 Lakeside Dr., Suite 223 Santa Clara, CA 95054	500,000
IP Fund One, L.P. Attn: Sandy Yeh Room 1802, 168 Xizang Zhong Lu Shanghai, China 200001 Tel: +86-21-6386-8708 ext. 21	439,022
LC Fund II Attn: Hao Chen 10th FL, Tower A Raycom Info. Tech Center No. 2 Ke Xue Yuan Nan Lu Zhong Guan Cun, Haidian District Beijing, P.R.C. 100080 (PO Box: 8758) Tel: +86-10-6250-9999	2,913,116
Legend New-Tech Investment Limited Attn: Hao Chen 10th FL, Tower A Raycom Info. Tech Center No. 2 Ke Xue Yuan Nan Lu Zhong Guan Cun, Haidian District Beijing, P.R.C. 100080 (PO Box: 8758) Tel: +86-10-6250-9999	276,692
Liang, Jih-Mei No. 39, Lane 3, Yuanhou St., East District Hsin-Chu, Taiwan, R.O.C.	30,000
Lu, Chii-Yuan 572 Villa Centre Way San Jose, CA 95128	30,000
New Enterprise Associates 11, Limited Partnership Attn: C. Richard Kramlich 2490 Sand Hill Road Menlo Park, CA 94025	22,395,298

C-1

Name and Address of Series C Purchaser	Number of Series C Shares
NEA Ventures 2004, Limited Partnership Attn: C. Richard Kramlich 2490 Sand Hill Road Menlo Park, CA 94025	16,831
Ocko, Matthew A. 543 West Crescent Drive Palo Alto, CA 94301	24,752
Pacific Technology Advisors, LDC Attn: Paul Wang or Suzie Wu #3705, CITIC Square 1168 Nan Jing Xi Lu Shanghai, China, P.R.C. 200041 Tel: +86-21-5292-5811	383,028
Pacific Technology Partners, L.P. Attn: Paul Wang or Suzie Wu #3705, CITIC Square 1168 Nan Jing Xi Lu Shanghai, China, P.R.C. 200041 Tel: +86-21-5292-5811	1,861,798
Pacific United Technology, L.P. Attn: Paul Wang or Suzie Wu #3705, CITIC Square 1168 Nan Jing Xi Lu Shanghai, China, P.R.C. 200041 Tel: +86-21-5292-5811	851,486
Parawin Venture Capital Corp. Attn: Vivian Shao 11F-1, No. 89, Sung-Jen Road Taipei, Taiwan, R.O.C. Tel: +886-2-8788-3998 ext. 113	292,682
Shanghai Hua Hong Int’l Inc. Attn: Xia Zhong Rui 4675 Stevens Creek Blvd., Suite 125 Santa Clara, CA 95051	1,249,342
She, Hsiao-Chien No. 9, Lane 5, Li-San St. Hsin-Chu, Taiwan, R.O.C.	50,000
UMC Capital Corporation Attn: Daisy Chang 488 DeGuigne Drive Sunnyvale, CA 94085	247,525
Vertex Technology Fund (III) Ltd. Attn: Tham Sin Hui 51 Cuppage Road #10-08 Starhub Centre Singapore 229469 Tel: +65-68288050	585,363
Wei Jin Industrial Corporation Attn: Darren Huang 6F-2, No. 185, Yen Ping S. Road Taipei, Taiwan, R.O.C.	45,157
Wu, Ping 10601 N. Portal Ave. Cupertino, CA 95014	290,000

Total	34,852,006

C-2

EXHIBIT D

SERIES D PURCHASERS

Name and Address of Series D Investor	Number of Series D Shares
Central Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	27,488
Chang, Chien-Chun 1F, No. 8, Jhongtai E. Road North District, Taichung City 404 Taiwan, R.O.C. Tel: +886-4-2206-0828 ext. 105	11,137
CMF Technology Fund I Ltd. Attn: Mr. Hongbin Liu or Mr. George Li Suite 1115, Lippo Plaza 222 Central Huai Hai Road Shanghai, China 200021 Tel: +86-21-5396-5589 or +852-2857-0388	88,160
Communication Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	51,762
Draper Fisher Jurvetson ePlanet Partners Fund, LLC 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	14,598
Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG c/o Ernst & Young AG Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft mbH Arnulfstraße 126 80636 München Mailing Address: 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	12,408
Draper Fisher Jurvetson ePlanet Ventures L.P. c/o Walkers P.O. Box 265 GT Walkers House George Town, Grand Cayman, Cayman Islands Mailing Address: 2882 Sand Hill Road, Suite 150 Menlo Park, CA 94025	702,921

Name and Address of Series D Investor	Number of Series D Shares
Emerging Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	9,633
Fortune Consulting Group Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	35,042
Fortune IC Fund I Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	16,064
Fortune Technology Fund I Ltd. Attn: Mr. Tay Koon Chuan 50 Raffles Place #16-03 Singapore Land Tower Singapore 048623 Tel: +65-6238-1911	25,333
Fortune Technology Fund II Ltd. Attn: Mr. Tay Koon Chuan 50 Raffles Place #16-03 Singapore Land Tower Singapore 048623 Tel: +65-6238-1911	18,803
Fortunetech Seed Fund Ltd. Attn: Philip Wang 2900 Lakeside Dr., Suite 223 Santa Clara, CA. 95054	95,491
Genius Leader Investments Limited P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands Mailing Address: c/o Legend Holdings Ltd. Attn: Gang Lu 10/F, Tower A, Raycom Info Tech Park No. 2 Ke Xue Yuan Nanlu Zhongguancun, Haidian District Beijing 100080, China Tel: +86-10-62509192	729,927
Golden Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	27,488

Name and Address of Series D Investor	Number of Series D Shares
Grand Cathay & Fortune Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	9,639
Hong, Mei 1121 Arabelle Way San Jose, CA 95132	20,000
IP Fund One, L.P. Attn: Sandy Yeh Room 1802, 168 Xizang Zhong Lu Shanghai, China 200001 Tel: +86-21-6386-8708 ext. 21	104,482
KTB Ventures Fund I, L.P. 720 University Ave., Suite 100 Palo Alto, CA 94301	401,459
Law, Kapong B6, 14F Coral Court 51-67 Cloud View Road North Point, Hong Kong Tel: +852-9022-8121	100,000
LC Fund II Attn: Hao Chen 10th FL, Tower A Raycom Info. Tech Center No. 2 Ke Xue Yuan Nan Lu Zhong Guan Cun, Haidian District Beijing, P.R.C. 100080 (PO Box: 8758) Tel: +86-10-6250-9999	124,791
Legend New-Tech Investment Limited Attn: Hao Chen 10th FL, Tower A Raycom Info. Tech Center No. 2 Ke Xue Yuan Nan Lu Zhong Guan Cun, Haidian District Beijing, P.R.C. 100080 (PO Box: 8758) Tel: +86-10-6250-9999	54,691
Legend Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	9,639
Ma Teng, Mei-Dih c/o Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	2,622

Name and Address of Series D Investor	Number of Series D Shares
NCTU Spring I Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	27,482
New Enterprise Associates 11, Limited Partnership Attn: C. Richard Kramlich 2490 Sand Hill Road Menlo Park, CA 94025	1,910,501
New Frontier LG Partnership V Attn: Hakkyoon Kim Shinan Building 13th Floor 943-19 Daechi-Dong, Gangnam-Gu Seoul, Republic of Korea Tel: +82-2-3467-0500	364,963
Ni, Chi-Liang 17 Narcissus Court Danville, CA 94506	912
Ni, Chi-Tsai 17 Narcissus Court Danville, CA 94506	912
Northern Light Partners Fund, L.P. Attn: Jeffrey Lee 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	60,292
Northern Light Strategic Fund, L.P. Attn: Jeffrey Lee 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	120,599
Northern Light Venture Fund, L.P. Attn: Jeffrey Lee 2440 Sand Hill Road, Suite 201 Menlo Park, CA 94025	549,036
OneCapital Asia Fund I Ltd. Attn: Mr. Tay Koon Chuan 50 Raffles Place #16-03 Singapore Land Tower Singapore 048623 Tel: +65-6238-1911	115,435
Pacific Technology Advisors, LDC Attn: Paul Wang or Suzie Wu #3705, CITIC Square 1168 Nan Jing Xi Lu Shanghai, China, P.R.C. 200041 Tel: +86-21-5292-5811	30,399
Pacific Technology Partners, L.P. Attn: Paul Wang or Suzie Wu #3705, CITIC Square 1168 Nan Jing Xi Lu Shanghai, China, P.R.C. 200041 Tel: +86-21-5292-5811	179,355

Name and Address of Series D Investor	Number of Series D Shares
Pacific United Technology, L.P. Attn: Paul Wang or Suzie Wu #3705, CITIC Square 1168 Nan Jing Xi Lu Shanghai, China, P.R.C. 200041 Tel: +86-21-5292-5811	94,236
Parawin Venture Capital Corp. Attn: Vivian Shao 11F-1, No. 89, Sung-Jen Road Taipei, Taiwan, R.O.C. Tel: +886-2-8788-3998 ext. 113	69,654
Shanghai (Z.J.) Holdings Limited Huntlaw Building, P.O. Box 2804 George Town, Grand Cayman, Cayman Islands Mailing Address: Attn: Hongfei Zhang 9th Floor, Building A 560 Songtao Road Shanghai, 201203, China Tel: +86-21-3950-9000 ext. 1030	364,963
Shanghai Hua Hong Int’l Inc. Attn: Xia Zhong Rui 4675 Stevens Creek Blvd., Suite 125 Santa Clara, CA 95051	96,356
Shen, Tieh-Hwa c/o Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	849
Silverose Enterprises Limited PortcullisTrustNet Chambers P.O. Box 1225 Apia, Samoa Mailing Address: Silverose Enterprises Limited c/o Inventec Appliances Corporation Attn: Arnold Gia-Shuh Jang No. 37, Wugong 5th Road, Wugu Industrial Park Wugu Hsiang, Taipei 248, Taiwan, R.O.C.	42,837
S.I. Technology Venture Capital Limited Attn: Leung Lin Cheong 26/F, Harcourt House 39 Gloucester Road Wanchai, Hong Kong Tel: +852-2821-3909	85,675
Synopsys, Inc. 700 E. Middlefield Road Mountain View, CA 94043	46,109

Name and Address of Series D Investor	Number of Series D Shares
Titan Technology Venture Capital Investment Corporation Attn: Karen Lin 13F-1, No. 128 Min Sheng E. Road, Sec. 3 Taipei, Taiwan, R.O.C. Tel: +886-2-2718-2330	27,488
UMC Capital Corporation Attn: Daisy Chang 488 DeGuigne Drive Sunnyvale, CA 94085	67,720
Vertex Technology Fund (III) Ltd. Attn: Tham Sin Hui 51 Cuppage Road #10-08 Starhub Centre Singapore 229469 Tel: +65-6828-8050	139,309
Wang, Philip 20653 Greenleaf Dr. Cupertino, CA 95014	2,141
WS Investment Company, LLC (2006A) Attn: Jim Terranova 650 Page Mill Road Palo Alto, CA 94304-1050	7,299
WS Investment Company, LLC (2006D) Attn: Jim Terranova 650 Page Mill Road Palo Alto, CA 94304-1050	3,649

Total	7,101,749

EXHIBIT E

FOUNDERS

Ping Wu

George Wu

Tony Wu

Datong Chen

Yu Xia

Renyong Fan

Jin Ji

E-1

EXHIBIT F

INVESTORS AFFILIATED WITH FORTUNE VENTURE INVESTOR GROUP

Fortunetech Seed Fund Ltd.

Fortune Technology Fund II Ltd.

Central Technology Venture Capital Investment Corporation

Chang, Chien-Chun

Chen, Yueh-Mei

Communication Technology Venture Capital Investment Corporation

Cosmos Technology Venture Capital Investment Corporation

Emerging Technology Venture Capital Investment Corporation

Fortune Consulting Group

Fortune IC Fund I

Fortune Technology Fund I Ltd.

Golden Technology Venture Capital Investment Corporation

Grand Cathay & Fortune Technology Venture Capital Investment Corporation

Kuo, Chin-Jung

Legend Technology Venture Capital Investment Corporation

Ma Teng, Mei-Dih

NCTU Spring I Technology Venture Capital Investment Corporation

Ni, Chi-Liang

Ni, Chi-Tsai

OneCapital Asia Fund I Ltd.

Peng, Hsiao-Chen

Shao, Chang-Yu

Shen, Tieh-Hwa

Titan Technology Venture Capital Investment Corporation

Wang, Chung-Shih

Wang, Philip

F-1